SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Wireless Xcessories Group, Inc.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement)

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WIRELESS XCESSORIES GROUP, INC.
1840 COUNTY LINE ROAD
HUNTINGDON VALLEY, PENNSYLVANIA 19006
(215) 322-4600

Notice of Annual Meeting of Stockholders
To Be Held on June 6, 2007

To holders of shares of common stock:

You are invited to be present either in person or by proxy at the annual meeting of stockholders of Wireless Xcessories Group, Inc. to be held at its principal executive offices located at 1840 County Line Road, Huntingdon Valley, Pennsylvania 19006, on June 6, 2007 beginning at 10:00 a.m., local time, for the following purposes:

1.	To elect five (5) directors for the coming year;

2.	To ratify the selection of Bagell, Josephs, Levine & Company, L.L.C. as the Company’s independent auditors for the year ending December 31, 2007; and

3.	To transact any other business as may properly come before the meeting or any postponements or adjournments.

Management presently knows of no other business to be presented at the meeting. If any other matters come before the meeting, the persons named in the enclosed proxy will vote with their judgment on those matters.

The board of directors has fixed the close of business on April 30, 2007 as the record date for determining stockholders entitled to notice of and to vote at the meeting and any adjournments. To make sure that your vote is counted, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope, whether or not you plan to attend the meeting in person. A self-addressed, postage paid envelope is enclosed for your convenience. If you do attend the meeting, you may then withdraw your proxy and vote your shares in person. In any event, you may revoke your proxy prior to its exercise. Shares represented by proxies, who are returned properly signed but unmarked, will be voted in favor of proposals made by the company.

By order of the board of directors,

Stephen Rade

May 04, 2007
Chairman of the Board
Huntingdon Valley, Pennsylvania

Your vote is important.

PLEASE FILL IN, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. NO POSTAGE IS NECESSARY IF THE ENVELOPE IS MAILED IN THE UNITED STATES.

WIRELESS XCESSORIES GROUP, INC.
1840 County Line Road
Huntingdon Valley, Pennsylvania 19006
(215) 322-4600

PROXY STATEMENT
FOR 2006 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 6, 2007

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation by the board of directors of Wireless Xcessories Group, Inc. (the “Company”) of proxies to be voted at its annual meeting of stockholders on June 6, 2007 to be held at 10 a.m., local time, at its offices located at 1840 County Line Road, Huntingdon Valley, Pennsylvania and at any adjournments or postponements, for the purposes set forth in the accompanying notice of the meeting. This proxy statement, the foregoing notice and the enclosed proxy card will first be mailed to stockholders entitled to vote on or about May 4, 2007.

Sending a signed proxy will not affect a stockholder’s right to attend the meeting and vote in person because the proxy is revocable. Any stockholder giving a proxy has the power to revoke it by returning to the Company prior to the annual meeting a proxy bearing a later date, by attending the meeting and voting in person or by otherwise giving written notice to the Secretary of the Company at any time before the proxy is exercised.

When your proxy card is returned properly signed, those shares will be voted in accordance with your instructions. The board knows of no matters that are likely to be brought before the meeting, other than the matters specifically referred to in the notice of the meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy, or they’re duly appointed substitutes acting at the meeting, will be authorized to vote or otherwise act with their judgment in those matters. In the absence of instructions, the shares represented at the meeting by the enclosed proxy will be voted “FOR” the nominees for director and “FOR” the ratification of the selection of Bagell, Josephs, Levine & Company, L.L.C. as the Company’s independent auditors for the year ending December 31, 2007.

SOLICITATION OF PROXIES

The expense of this proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone or telecopy by officers or other regular employees of the Company, without additional compensation to those officers and other employees. The Company is required to pay, upon request, the reasonable expenses incurred by record holders of common stock, who are brokers, dealers, banks, voting trustees or other nominees for mailing proxy material and annual stockholder reports to any beneficial owners of common stock they hold of record.

QUORUM AND VOTING RIGHTS

Holders of record of the Company’s common stock, as of the close of business on April 30, 2007, the record date, will be entitled to notice and to vote at the meeting and at any adjournments. Holders of shares of common stock are entitled to vote on all matters brought before the meeting.

As of April 30, 2007, there were 4,415,622 shares of common stock issued and outstanding entitled to vote on all matters. Each issued and outstanding share of common stock entitles the holder to one vote. The presence in person or by proxy of the holders of a majority of the outstanding common stock is necessary to constitute a quorum at the meeting. Abstentions will be counted for the purpose of determining whether a quorum is present at the meeting.

Directors are elected by a plurality vote of shares present at the meeting, meaning that the director nominee with the most affirmative votes for a particular slot is elected for that slot. In an uncontested election of directors, the plurality requirement is not a factor. The holders of common stock are not entitled to cumulate their votes in the election of directors. Abstentions will not count as votes cast and will have no effect on the outcome of this proposal. We expect that brokers will be entitled to vote on this proposal, but any broker non-vote will have no effect on the outcome of the proposal.

The ratification of the board’s selection of the Company’s auditors and any other matters brought before the meeting will require the favorable vote of a majority of the votes cast at the meeting by the holders of stock entitled to vote at the meeting. Abstentions will not count as votes cast and will have no effect on the outcome of this proposal. We expect that brokers will be entitled to vote on this proposal, but any broker non-vote will have no effect on the outcome of this proposal.

The Company is not aware of any matter, other than as referred to in this proxy statement, to be presented at the meeting.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

At the meeting, the stockholders will elect all five directors for a term ending at the next annual meeting of stockholders and until that director’s successor is duly elected and qualified.

The table below sets forth the name of each person nominated by the board to serve as a director for the coming year. All of the nominees are currently directors of the Company for terms expiring at the meeting. Each nominee has consented to be named as a nominee and, to the present knowledge of the Company, is willing to serve as a director, if elected. Should any of the nominees not remain a nominee at the end of the meeting (a situation which is not anticipated), solicited proxies will be voted in favor of those who remain as nominees and may be voted for substitute nominees. Unless contrary instructions are given on the proxy, the shares represented by a properly executed proxy will be voted “FOR” the election of Stephen Rade, Christopher F. McConnell, Bradley T. MacDonald, Allan S. Kalish and Christopher C. Cole.

			Year First Elected
Nominees	Position	Age	as a Director

Stephen Rade	Chairman of the Board, President, and	69	1996
	Chief Executive Officer
Christopher F. McConnell	Director	53	1998
Bradley T. MacDonald	Director	59	1999
Allan S. Kalish	Director	81	1998
Christopher C. Cole	Director	52	2000

The principal occupations and qualifications of each nominee for director are as follows:

Mr. Rade has been our Chairman of the Board since June 2002 and President and Chief Executive Officer since June 1998. From 1996 until June 1998, he was Executive Vice President of the Company. He has been a director since April 1996. He has been the President, Chief Executive Officer and director of Advanced Fox Antenna, Inc. since he founded the company in 1990 until it merged into the Company in the first quarter of 2001.

Mr. McConnell has been a director of the Company since December 1998 while holding the title of Chairman of the Board through June 2002. In addition, he is co-founder and President of Adondo Corporation, a software enterprise with the goal of redefining the relationship between personal computers and their users. Adondo’s technology combines VoIP, speech recognition, and artificial intelligence. Mr. McConnell also co-founded CFM Technologies, Inc., a semiconductor capital equipment company which merged into Matson Technologies in March 2001. He currently serves as a director of Point 5

Technologies.  Mr. McConnell holds eighteen US patents in semiconductor processing and wireless communications.

Mr. MacDonald was elected a director of the Company in March 1999. He is also Chairman of the Board and Chief Executive Officer of Medifast, Inc. on January 28,1998. Medifast, a publicly traded company, (NYSE:MED) is a leading manufacturer and distributor of Weight and Disease Management, Meal Replacement Products to consumers and physicians in the U.S.  Under his executive leadership, Medifast has accomplished the following milestones since the restructuring in 1999.  Improved sharesholder equity from minus 4MM to over 24MM in less than 7 years by increasing annual revenues from 3.8MM to 73.5MM.  Increased the Market Value of Medifast from less than 1MM to over 125MM and attained over 29 quarters of consecutive profitability after restructuring the company to avoid bankruptcy.  Attained national recognition from Forbes Magazine being named to the top 200 small cap companies in America with a ranking of #28 on the list.  He was selected in an independent audit by Ernst and Young, as the “Entrepreneur of the Year” in Consumer Products for the State of Maryland in 2006 in recognition of the company’s superior operating results and his contribution to the business development within the state.  He is the Co-founder of the Take Shape for Life health network. He is the co-author of the book “The Secret is Out, the Medifast Diet, What physicians have always known about weight loss” which is the authoritative book on the use of Medifast, Medical Meal Replacements.  Prior to joining the Company, he was appointed as Program Director of the U.S. Olympic Coin Program of the Atlanta Centennial Olympic Games.  Colonel MacDonald returned to active duty while serving as Commanding Officer of the 4th Maintenance Battalion to support Operations Desert Storm, and later was appointed the Deputy Director and Chief Financial Officer of the Retail, Food, Hospitality and Recreation Businesses for the United States Marine Corps. Prior thereto, Mr. MacDonald served as Chief Operating Officer of the Bonneau Sunglass Company, President of the Pennsylvania Optical Co., Chairman and CEO of MacDonald and Associates, which had major equity interests in a retail drug chain, consumer candy, and pilot sunglass companies.  Mr. MacDonald served as national president of the Marine Corps Reserve Officers Association and retired from the United States Marine Corps Reserve as a Colonel in 1997, after 28 years of service. Continuing his public service to the nation, he was appointed by the Secretary of Defense and has served on the Defense Advisory Board for Employer Support of the Guard and Reserve (ESGR) from 2002 until 2006.  Mr. MacDonald  also serves on the Board of Directors of the Marine Corps Reserve Toys for Tots Foundation and is on the Board of Trustees of Villa Julie College of Stevenson, Maryland.

Mr. Kalish has been a director since 1998. He is the owner of Kalish & Associates, a consulting firm specializing in marketing, advertising and public relations, which he founded in 1986. Kalish & Associates serves advertisers, marketers and advertising agencies throughout the country, including three New York Stock Exchange companies. He is also the founder and general partner of Trichys L.L.P. a new intranet Company. Prior to founding Kalish & Associates, Mr. Kalish managed Kalish & Rice, Inc., one of the largest advertising agencies in Philadelphia. Mr. Kalish served as a member of the Board of Directors of Checkpoint Systems, Inc., a New York Stock Exchange listed company, from 1993 to 1997.

Mr. Cole was elected as a director of the Company in February 2000. He is currently the CEO of Intelligrated, Inc., a position he has held since June of 2001. From April 2000 to June 2001, Mr. Cole served as President of Cole Consulting. Until the acquisition of Pinnacle Automation by FKI, Plc. in early 2000, Mr. Cole was employed by Pinnacle Automation as its Chief Operating Officer and served as a director of Pinnacle Automation since June 1997 and as Executive Vice President from March 1994 to June 1997. Mr. Cole served as a Vice President of Cincinnati Milacron, from 1987 through March of 1994.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES PRESENTED.

Meetings and Committees of the Board

During the year ended December 31, 2006, the Company’s board of directors held 4 meetings. Each member of the board of directors attended at least 75 % of the aggregate number of meetings of the Board and the Board committees of which he was a member during the 2006 calendar year. The Company does not have a policy with regard to Board members attendance at annual meetings. Four of the five Board members attended the 2006 annual meeting. The board has an Audit Committee and a Compensation and Stock Option Committee.

The Nominating committee  met on  March 21, 2007  to recommend each of the director nominees for the June 6, meeting for ratification by the Board of Directors   In determining whether to elect a director or to nominate any person for election by our shareholders, the Board assesses the appropriate size of the Board of Directors, consistent with our bylaws, and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Board will consider various potential candidates to fill each vacancy. Candidates may come to the attention of the Board through a variety of sources, including from current members of the Board, shareholders, or other persons. The Board of Directors will consider properly submitted proposed nominations by shareholders who are not directors, officers, or employees of the Company on the same basis as candidates proposed by any other person. The Board will evaluate each candidate on a case-by-case basis and will not evaluate candidates differently based on who has made the proposal.

The Audit Committee of the board of directors during the year ended December 31, 2006 consisted of Mr. MacDonald, the Chairman, Mr. Cole and Mr. McConnell. The Audit Committee is composed entirely of independent directors according to the definition of “independence” set forth in the rules of the American Stock Exchange. The Board of Directors has determined that Mr. MacDonald is an Audit Committee financial expert “as defined under the rules of the Securities ad Exchange Commission”. The duties and responsibilities of the Audit Committee are described in the Company’s Audit Committee Charter and include, among other things, review of the Company’s financial statements, review and ascertain Company Compliance with all Sarbanes - Oxley regulations and requirements, consideration of the nature and scope of the work to be performed by the Company’s independent auditors, discussion of the results of such work, the receipt from such auditors of their letters to management which evaluate (as part of their annual audit of the Company’s financial statements) the internal accounting control systems of the Company and meeting with representatives of management to discuss particular areas of the Company’s operations. The Audit Committee held 4 meetings during 2006.

The Compensation and Stock Option Committee during the fiscal year ended December 31, 2006 consisted of Mr. McConnell, the Chairman of the committee, Mr. Cole and Mr. Kalish. The committee’s principal duties are the executive officers’ compensation program. The Compensation and Stock Option Committee held 2 meetings during 2006.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the company’s audited financial statements for the year ended December 31, 2006 with both the company’s management and the Company’s independent auditors, Bagell, Josephs, Levine & Company, L.L.C. The company’s management has advised the Audit Committee that all such audited financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee has discussed with Bagell, Josephs, Levine & Company, L.L.C. certain matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has also discussed with Bagell, Josephs, Levine & Company, L.L.C. their independence from the company and its management. The Audit Committee has received the written disclosures and letter from Bagell, Josephs, Levine & Company, L.L.C. required by Independence Standards Board Standard No. 1, Independence with Audit Committees, disclosing all relationships between Bagell, Josephs, Levine & Company, L.L.C. and its related entities and the company. In addition to the information provided by Bagell, Josephs, Levine & Company, L.L.C. the Audit Committee considered the level of audit and non-audit services provided by Bagell, Josephs, Levine & Company, L.L.C. in determining that they were independent.

Based on the review and discussions described above, the Audit Committee has recommended to the company’s Board of Directors that the company’s audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Bradley T. MacDonald (Chairman)
Christopher C. Cole
Christopher McConnell

Fees Payable to Bagell, Josephs, Levine & Company, L.L.C. For and During the 2006 Fiscal Year

For the year ended December 31, 2006, fees for services performed by Bagell, Josephs, Levine & Company, L.L.C., the Company’s independent auditor, charged to the Company for the annual certified audit, and form 10QSB filings for the quarters ended March 31, June 30, and September 30, 2006, were approximately $38,000 and $22,000, respectively.

AUDIT COMMITTEE PRE-APPROVAL POLICY

The audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm on a case by case basis.

PROPOSAL NO. 2 - RATIFICATION OF SELECTION OF AUDITORS

The board has selected Bagell, Josephs, Levine & Company, L.L.C. as the Company’s independent auditors for the year ending December 31, 2007 and the stockholders are asked to ratify this selection. Bagell, Josephs, Levine & Company, L.L.C. has advised the Company that it has no direct or material indirect interest in the Company or its affiliates. Representatives of Bagell, Josephs, Levine & Company, L.L.C. are expected to attend the annual meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Bagell, Josephs, Levine & Company, L.L.C. has been the Company’s independent accountants for the fiscal years ended December 31, 2006, 2005, 2004 and 2003.

The favorable vote of a majority of the votes cast at the meeting by holders entitled to vote at the meeting is required to ratify the selection of Bagell, Josephs, Levine & Company, L.L.C. as the independent auditors for the year ending December 31, 2007.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C. AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2007.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table sets forth the compensation for services rendered in all capacities to the Company and subsidiaries by the Chief Executive Officer and the Company’s other executive officer and key management personnel for the years ended December 31, 2006, 2005, 2004.

SUMMARY COMPENSATION TABLE

Annual Compensation

Name And Principal Position	Year	Salary

Stephen Rade	2006	$300,000(1)
Chief Executive Officer	2005	$298,000(2)
President and Chairman of the Board	2004	$240,692(3)

Ronald E. Badke	2006	$128,308
Chief Financial Officer and	2005	$126,000
Secretary	2004	$128,308

Susan Rade	2006	$183,042

Vice President	2005	$183,942
Sales Account manager	2004	$185,869

Dawn Kenderdine	2006	$130,190
New Business Development Manager	2005	$119,756
Purchasing Director	2004	$123,023

(1) Includes a bonus of $50,000 earned in 2006 and paid in 2007.
(2) Includes a bonus of $50,000 earned in 2005 and paid in 2006.
(3) Includes a bonus of $50,000 earned in 2004 and paid in 2005.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth the number of shares, which underlie unexercised options held at December 31, 2006 by the executive officers set forth in the Summary Compensation Table. Mr. Rade, Mr. Badke and Ms. Kenderdine were not granted options under the Plan during the year 2006, but 10,000 options shares were granted to Dan Kenderdine our facilities manager and husband of executive officer Dawn Kenderdine and accordingly are listed below as part of Ms. Kenderdine holdings. None of the executive officers exercised options during the year ended December 31, 2007.

FISCAL YEAR END OPTION VALUES

	Number of Shares Underlying Unexercised Options at Fiscal Year End

Name	Exercisable	Weighted	Option	Option
	Shares	exercise	Market	underlying
		Price	value	value

Ronald E. Badke	20,000	$1.44	$59,800	$30,000
Dawn Kenderdine	10,000	$4.68	$29,500	0

Compensation of Directors

Commencing in fiscal Year 2006, the outside Directors will be paid a flat $2,500 for attendance at Board meetings and committee meetings for the Year. In addition, in 2006, each outside Director will receive grants of the Company’s Common stock totaling a fair market value at the time of grant not to exceed $5,000.00. The Company also reimburses those directors who are non-employees of the Company for their expenses incurred, if any, in attending meetings.

In June 2004, the Board approved the issuance of 40,000 shares of the Company’s Common
Stock to its non-employee directors for another year’s service on the Board and its various committees. The stock was issued in the third quarter of 2004 with a total of 10,000 shares each going to Bradley MacDonald, Christopher Cole, Christopher McConnell and Allan Kalish, respectively.

In 2005, the Company granted, under the plan, 10 year options totaling 2,427 option shares to each of its four non-employee directors at $2.06 per share and 10,000 shares at $4.06 to Dan Kenderdine, the Company’s facility director and warehouse manager and husband of Company Vice President and Officer Dawn Kenderdine.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation and Stock Options Committee (the “Committee”) is authorized to review and make recommendations to the board as to the compensation in cash or other forms for its executive officers, as described below. The Committee currently has three members, Mr. Allan S. Kalish, Mr. Christopher Cole and Christopher McConnell its Chairman.

COMPENSATION MIX

The Company’s executive compensation packages generally include three components: base salary, a discretionary annual cash bonus, stock options and grant of restricted common stock. The committee generally reviews, and makes any changes to, the base salary and bonus of each executive officer as of the beginning of each calendar year.

Base Salary

The Company’s compensation policy is to provide for base salaries, which are comparable to the compensation paid to executive officers of equivalent competency and responsibilities by companies of comparable size and capitalization both in and out of the cellular accessories industry.

Discretionary Cash Bonus

The Committee believes that discretionary cash bonuses are useful on a case-by-case basis to motivate and reward executive officers. Bonuses for executive officers are not guaranteed, but are awarded from time to time only in the discretion of the Committee. Criteria for bonuses for executive officers range from success in increasing revenues to attracting equity capital.

Stock Options

Grants of stock options under the 1995 Stock Option Plan are designed to promote the identity of the long-term interests between the Company’s executives and its stockholders and to assist in the retention of executives. Since stock options granted by the Company generally become exercisable over a multi-year period, their ultimate value is dependent upon the long-term appreciation of the Company’s stock price and the executive’s continued employment with the Company. In addition, grants of stock options may result in an increase in executive officers’ equity interests in the Company, thereby providing such persons with the opportunity to share in the future value they are responsible for creating.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

The Company, in September 1, 2005 entered into an employment agreement with Mr. Rade, commencing on September 1, 2005 and expiring on August 31, 2008. This agreement calls for an annual salary of $248,000 and an annual bonus of no less than $50,000. The agreement also provides that Mr. Rade can receive up to 5% of the value of any acquisitions under conditions stipulated in the contract.

The committee believes that Mr. Rade’s compensation is now more competitive with that of Chief Executives Officers of certain other companies in the same or similar industries at comparable stages of development and growth. In addition, in order to align Mr. Rade’s interests with the long-term interests of the Company’s stockholders, the Committee attempts to make a significant portion of the value of his total compensation dependent on the long-term appreciation of the Company’s stock price.

In determining Mr. Rade’s compensation package, the Committee considered the following accomplishments of the Company during calendar year 2006:

For continuous improvement in the Company’s sales in fiscal 2006, combined with continued tight cost management and ongoing development and upgrade of the Company’s selling, management, warehousing and distribution infrastructure.

Enhanced stockholder value, reflected in the increase in shareholders equity to a total of $ 7,074,608 as of December 31, 2006.          .

Continued progress in strengthening the Balance Sheet including positive working capital generation from its profitable operations and improvements in inventory turnover ratios and overall improvement in most all of its key financial and operating ratios.

Compensation Committee

Chris McConnell (Chairman)
Allan Kalish
Christopher Cole

This report of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act and the Exchange Act and shall not be deemed soliciting material.

Compensation Committee Interlocks and Insider Participation

The Compensation and Stock Award Committee of the board is currently composed of Mr. Christopher McConnell, Mr. Christopher Cole and Mr. Allan Kalish. None of the members of the Compensation and Stock Option Committee were employees of the Company during the year ended December 31, 2006.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information as of April 30, 2007, as supplied to the Company, regarding the beneficial ownership of the common stock by all persons known to the Company who own more than 5% of the outstanding shares of the Company’s common stock, each director of the Company, each executive officer of the Company named in the Summary Compensation Table included elsewhere in this proxy statement and all executive officers and directors as a group. Unless otherwise indicated, based on information provided to the Company by the directors, executive officers and principal stockholders, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

	Number of
	Shares
	Beneficially
Name	Owned (1)	Percentage (2)

Stephen Rade	763,349	17.3%

Christopher F.McConnell(3)	47,427	1.1%

Ronald E. Badke (4)	23,200	**

Christopher C. Cole (5)	70,427	1.6%

Allan Kalish (6)	51,427	1.2%

Bradley T. MacDonald	10,427	**

Dawn Kenderdine (7)	49,500	1.1%

Directors and Officers as a group	1,015,757	23.0%
(7) Persons (8)
___________________________
*	The business address of each shareholder named in this table is Wireless Xcessories Group, Inc., 1840 County Line Road, Huntingdon Valley, PA 19006.

**	Less than 1%

(1)	For purposes of this table, a person or group is deemed to have “beneficial ownership” of any shares, which such person has the right to acquire within 60 days.

(2)
Percentage ownership is based on 4,415,622 shares of common stock issued and outstanding on April 30, 2007. For purposes of computing the percentage of outstanding shares held by each such person or group of persons named above, any security which such person or group of persons has the right to acquire within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Includes exercisable options to purchase 47,427 shares.

(4)	Includes exercisable options to purchase 20,000 shares and 3,200 vested common shares under the Company’s restricted stock program.

(5)	Includes exercisable options to purchase 44,427 shares.

(6)	Includes exercisable options to purchase 41,427 shares.

(7)	Includes exercisable options to purchase 10,000 shares and 4,000 vested common shares under the Company’s restricted stock program.

(8)	Includes exercisable options to purchase 163,281shares

Performance Graph

The following graph compares the percentage change in cumulative total stockholder return on the Company’s common stock, on a quarterly basis, from December 31, 1999 to the present with the cumulative total return over the same period of (I) the Russell 2000 Index and (ii) Peer Group which consists of Cell Star and Bright Point Inc. The Russell 2000 Index measures the performance of the 2,000 smallest companies within the 3,000 largest United States companies based on total market capitalization.

HISTORIC STOCK PRICE IS NOT INDICATIVE OF FUTURE STOCK PRICE PERFORMANCE.

CUMULATIVE ANNUAL STOCKHOLDER RETURN*
WIRELESS XCESSORIES GROUP, INC., RUSSELL 2000 AND PEER GROUP
(PERFORMANCE RESULTS THROUGH DECEMBER 31, 2006)

* Cumulative total return assumes reinvestment of dividends.

Assumes that $100 are invested at the open of trading on the first business day of fiscal Year ended December 31, 2001 in Wireless Xcessories Group, Inc. common stock, the Russell 2000 Index and the Peer Group and that all dividends are reinvested.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We employ Susan Rade, wife of Stephen Rade, current CEO, as a high volume and senior sales person with certain administrative functions. In this role, Mrs. Rade earns the bulk of her compensation as part of our sales incentive commission programs earning $183,042 and $183,942 in the twelve months December 31, 2006 and 2005, respectively, including draws, commission and a $36,000 salary for administrative duties. We employ Dan Kenderdine, husband of Dawn Kenderdine, current Vice president and officer, as our Facilities Manager since mid 2004. Mr. Kenderdine earns the bulk of his compensation from salary and bonuses earning $ 52,273 for the year ended December 31, 2006 and $ 44,270 for the year ending December 31, 2005. Additionally, Mr. Kenderdine was awarded 10,000 stock options under the Company’s stock option plan in December, 2005 at a price of $4.68 per share.

GENERAL AND OTHER MATTERS

The board knows of no matter, other than as referred to in this proxy statement, which will be presented at the meeting. However, if other matters properly come before the meeting, or any of its adjournments, the person or persons voting the proxies will vote them with their judgment in those matters.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, officers (including a person performing a principal policy-making function) and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, officers and 10% holders are required by SEC regulations to furnish the Company with copies of all of the Section 16(a) reports they file. To the best of our knowledge based solely upon a review of the copies of the forms furnished to the Company and the representations made by the reporting persons to the Company, the Company believes that during the year ended December 31, 2006, its directors, officers and 10% holders complied with all filing requirements under Section 16(a) of the Exchange Act.

ANNUAL REPORT

The Annual Report of the Company, including financial statements, for the year ended December 31, 2006 is being mailed to stockholders with this proxy material.

STOCKHOLDER PROPOSALS -- 2008 ANNUAL MEETING

Proposals of stockholders intended to be presented at the annual meeting of stockholders in 2008 must be received by Jan 8, 2008 to be considered for inclusion in the Company’s proxy statement and form of proxy relating to that meeting. If any stockholder wishes to present a proposal to the 2008 annual meeting of stockholders that is not included in the Company’s proxy statement for that meeting and fails to submit such proposal to the Secretary of the Company on or before March 20, 2008 then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in its proxy statement. Stockholder proposals should be directed to the Corporate Secretary, at the address of the Company set forth on the first page of this proxy statement.

By order of the board of directors,

Stephen Rade
Chairman of the Board of Directors

ANNUAL MEETING OF STOCKHOLDERS OF

WIRELESS XCESSORIES GROUP, INC.
June 06, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1.	THE ELECTION OF FIVE DIRECTORS OF THE COMPANY, EACH OF WHOM IS TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THE DUE ELECTION AND QUALIFICATION OF HIS SUCCESSOR.

NOMINEES:
☐ FOR ALL NOMINEES	☐ Stephen Rade
☐ Bradley T. MacDonald
☐ WITHHOLD AUTHORITY	☐ Allan S. Kalish
FOR ALL NOMINEES	☐ Christopher C. Cole
☐ Christopher F. McConnell
☐ FOR ALL EXCEPT
(See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☐

2.	TO RATIFY THE SELECTION OF BAGELL, JOSEPHS, LEVINE AND COMPANY, L.L.C. AS THE AUDITORS FOR FISCAL YEAR 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐

PLEASE SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder Date:	Signature of Stockholder Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

WIRELESS XCESSORIES GROUP, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby appoints Stephen Rade and Christopher F. McConnell and either of them, with full power of substitution, as attorneys for and in the name, place and stead of the undersigned, to vote all the shares of the Common Stock of WIRELESS XCESSORIES GROUP, INC. owned or entitled to be voted by the undersigned as of the record date, at the Annual Meeting of Stockholders of said Company scheduled to be held at 1840 County Line Road, Huntingdon Valley, Pennsylvania, on June 06, 2007 at 10:00 A.M., Eastern Time, or at any adjournment or adjournments of said meeting, on the following proposals as indicated on the reverse side:

THIS PROXY IF PROPERLY EXECUTED AND RETURNED WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS SPECIFIED ON THE REVERSE SIDE HEREOF. IF NO DIRECTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE HEREOF OR THEIR SUBSTITUTES AS DESIGNATED BY THE BOARD OF DIRECTORS AND TO RATIFY THE SELECTION OF BAGELL, JOSEPHS, LEVINE AND COMPANY, L.L.C. AS THE AUDITORS FOR FISCAL YEAR 2007.

(Continued and to be signed on the reverse side)